Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the filing in this Amendment No. 1 to the Registration Statement on Form F-1 of Fitell Corporation of our report dated November 23, 2022, relating to our audits of the financial statements of the Fitell Corporation for the years ended June 30, 2022 and 2021.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Accell Audit & Compliance, P.A.

Tampa, Florida

November 29, 2022